UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 22, 2005

IMAGEWARE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10883 Thornmint Road
San Diego, CA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1                               Registrant’s Business and Operations

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

On July 22, 2005, we entered into and closed a Securities Purchase Agreement with the following purchasers as more fully described in Item 3.02 below, incorporated by reference:

Iroquois Master Fund Ltd
Omicron Master Trust
Smithfield Fiduciary LLC
Haystack Capital
Jeffrey Glassman
Helen Kohn
Ronit Sucoff
Little Bear Investments LLC
Zachary Prensky
Wolf Pronsky
Martha Lipton
Danny Ahanon
A1-Kim Profit Sharing Plan
Dean Willard

Pursuant to Stock Purchase Agreement, we agreed to prepare and file with the Securities and Exchange Commission registration statements covering the resale by the purchasers of the common stock issued to the purchasers, and the common stock to be issued to the purchasers upon exercise of the warrants.  We are required to cause such registration statement to become effective within no more than 120 days following closing.

Item 3  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On July 22, 2005, we entered into and closed a Securities Purchase Agreement for the sale of 1,203,489 units to 14 accredited investors, each unit consisting of one share of common stock and a warrant to purchase 0.38 shares of common stock.  The offer and sale of common stock was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).  We are relying upon Rule 506 of Regulation D to determine an exemption from registration.

The offer did not involve a public offering or general solicitation. The purchasers paid $2.58 per unit.  The warrants have a five-year term and exercise price of $3.45 per share.  At closing, we issued an aggregate of 1,203,489 new shares of common stock plus warrants to purchase up to 457,356 shares of common stock.  In connection with these transactions, we are required to issue to the finder a warrant to purchase an additional 90,262 shares of common stock and pay a finder’s fees of approximately $243,000 in cash.

We raised approximately $3.1 million from the private placement, and after payment of expenses, received net proceeds of approximately $2.8 million.

Item 7.01.  Regulation FD Disclosure.

We issued a press release regarding the transactions referred to in Item 1.01 above.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the press release, we incorrectly stated that the total number of shares of common stock to be issued upon exercise of the warrants, including the warrant to be issued to the finder, is 491,625 shares.  The correct number is 547,588 shares.

Item 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Securities Purchase Agreement, dated July 22, 2005.

99.1                           Press Release, dated July 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a California corporation

Date: July 25, 2005	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer